Global. Connected. Sustainable.

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. Shall be made only by means of a prospectus approved for the purpose.

Financial Supplement
Table of Contents	Third Quarter 2022

Financial Supplement
Corporate Information	Third Quarter 2022

Corporate Profile

Digital Realty owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of September 30, 2022, the company’s 304 data centers, including 56 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 36.7 million square feet, excluding approximately 8.9 million square feet of space under active development and 2.9 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia and Africa. For additional information, please visit the company’s website at https://www.digitalrealty.com/.

Corporate Headquarters

5707 Southwest Parkway, Building 1, Suite 275

Austin, TX  78735
Telephone: (737) 281-0101
Website: https://www.digitalrealty.com/

Senior Management

Chief Executive Officer: A. William Stein
President & Chief Financial Officer: Andrew P. Power
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Corey J. Dyer
Chief Operating Officer: Erich J. Sanchack

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com/

Analyst Coverage

BMO
	Bank of America		BMO Capital		Cowen &
Argus Research	Merrill Lynch	Barclays	Markets	Citigroup	Company	Credit Suisse
Marie Ferguson	David Barden	Brendan Lynch	Ari Klein	Michael Rollins	Michael Elias	Sami Badri
(212) 425-7500	(646) 855-1320	(212) 526-9428	(212) 885-4103	(212) 816-1116	(646) 562-1358	(212) 538-1727

Deutsche Bank	Edward Jones	Evercore ISI	Green Street Advisors	J.P. Morgan	Jefferies	MoffettNathanson
Matthew Niknam	Kyle Sanders	Irvin Liu	David Guarino	Richard Choe	Jonathan Petersen	Nick Del Deo
(212) 250-4711	(314) 515-0198	(415) 800-0183	(949) 640-8780	(212) 662-6708	(212) 284-1705	(212) 519-0025

Morgan Stanley	Morningstar	New Street Research	Raymond James	RBC Capital Markets	Stifel	TD Securities
Simon Flannery	Matthew Dolgin	Jonathan Chaplin	Frank Louthan	Jonathan Atkin	Erik Rasmussen	Jonathan Kelcher
(212) 761-6432	(312) 696-6783	(212) 921-9876	(404) 442-5867	(415) 633-8589	(212) 271-3461	(416) 307-9931

Truist Securities	UBS	Wells Fargo	William Blair	Wolfe Research
Gregory Miller	John Hodulik	Eric Luebchow	James Breen	Andrew Rosivach
(212) 303-4169	(212) 713-4226	(312) 630-2386	(617) 235-7513	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	Third Quarter 2022

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21
High price	$138.09	$153.50	$177.15	$178.22	$168.30
Low price	$96.08	$124.00	$130.10	$139.31	$143.01
Closing price, end of quarter	$99.18	$129.83	$141.80	$176.87	$144.45
Average daily trading volume	1,608,999	1,580,520	1,661,700	1,242,203	1,239,685
Indicated dividend per common share (1)	$4.88	$4.88	$4.88	$4.64	$4.64
Closing annual dividend yield, end of quarter	4.9%	3.8%	3.4%	2.6%	3.2%
Shares and units outstanding, end of quarter (2)	293,803,727	291,033,400	290,956,547	290,346,784	290,340,867
Closing market value of shares and units outstanding (3)	$29,139,454	$37,784,866	$41,257,638	$51,353,636	$41,939,738

(1)	On an annualized basis.
(2)	As of September 30, 2022, the total number of shares and units includes 287,509,059 shares of common stock, 4,386,944 common units held by third parties and 1,907,724 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions and upon physical settlement of our September 2021 forward sale agreements.
(3)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of September 30, 2022	Third Quarter 2022

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	287,509,059	97.9%
Third-Party Unitholders	4,386,944	1.5%
Directors, Officers and Others (3)	1,907,724	0.6%
Total	293,803,727	100.0%

(1)	Includes properties owned by joint ventures.
(2)	The total number of units includes 287,509,059 general partnership common units, 4,386,944 common units held by third parties and 1,907,724 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all common units potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred units upon certain change of control transactions and upon physical settlement of our September 2021 forward sale agreements.
(3)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, and vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2022

Shares and Units at End of Quarter	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21
Common shares outstanding	287,509,059	284,733,922	284,666,082	284,415,013	283,846,802
Common units outstanding	6,294,668	6,299,478	6,290,465	5,931,771	6,494,065
Total Shares and Partnership Units	293,803,727	291,033,400	290,956,547	290,346,784	290,340,867

Enterprise Value
Market value of common equity (1)	$29,139,454	$37,784,866	$41,257,638	$51,353,636	$41,939,738
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	15,758,509	14,294,307	14,388,215	13,448,210	14,087,539
Total Enterprise Value	$45,652,963	$52,834,174	$56,400,853	$65,556,846	$56,782,277
Total debt / total enterprise value	34.5%	27.1%	25.5%	20.5%	24.8%
Debt-plus-preferred-to-total-enterprise-value	36.2%	28.5%	26.8%	21.7%	26.1%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$31,046,413	$29,408,055	$29,444,273	$28,780,211	$28,033,614
Total Assets	39,215,217	35,956,057	36,680,546	36,369,560	35,847,648
Total Liabilities	20,230,276	18,284,791	18,429,107	17,845,778	18,040,369

Selected Operating Data
Total operating revenues	$1,192,082	$1,139,321	$1,127,323	$1,111,168	$1,133,136
Total operating expenses	1,034,701	968,950	986,087	979,671	948,769
Interest expense	76,502	69,023	66,725	71,762	71,417
Net income	238,791	63,862	76,911	1,090,397	136,543
Net income available to common stockholders	226,894	53,245	63,101	1,057,629	124,096

Financial Ratios
EBITDA (2)	$711,676	$515,642	$576,337	$1,512,560	$578,257
Adjusted EBITDA (3)	619,786	610,994	602,994	583,712	610,076
Net Debt to Adjusted EBITDA (4)	6.7x	6.2x	6.3x	6.1x	6.0x
Interest expense	76,502	69,023	66,725	71,762	71,417
Fixed charges (5)	103,987	93,335	91,657	97,271	96,740
Interest coverage ratio (6)	6.1x	6.6x	6.1x	6.0x	6.5x
Fixed charge coverage ratio (7)	5.5x	6.0x	5.5x	5.4x	5.8x

Profitability Measures
Net income per common share - basic	$0.79	$0.19	$0.22	$3.73	$0.44
Net income per common share - diluted	$0.75	$0.19	$0.22	$3.71	$0.44
Funds from operations (FFO) / diluted share and unit (8)	$1.55	$1.55	$1.60	$1.54	$1.54
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.67	$1.72	$1.67	$1.67	$1.65
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.50	$1.63	$1.59	$1.41	$1.60
Dividends per share and common unit	$1.22	$1.22	$1.22	$1.16	$1.16
Diluted FFO payout ratio (8) (10)	79.0%	78.7%	76.3%	75.3%	75.3%
Diluted Core FFO payout ratio (8) (11)	73.2%	71.1%	73.2%	69.4%	70.3%
Diluted AFFO payout ratio (9) (12)	81.5%	75.0%	76.7%	82.1%	72.4%

Portfolio Statistics
Buildings (13)	316	309	303	300	295
Data Centers (13)	304	297	291	287	282
Cross-connects (13)(14)	188,000	185,000	181,500	178,000	174,000
Net rentable square feet, excluding development space (13)	36,698,856	36,802,807	35,786,973	35,630,828	34,988,250
Occupancy at end of quarter (15)	84.7%	83.9%	83.3%	83.6%	84.2%
Occupied square footage (13)	31,076,968	30,866,495	29,801,451	29,774,698	29,471,445
Space under active development (16)	8,877,961	8,289,404	8,086,565	7,230,460	7,464,633
Space held for development (17)	2,895,764	2,660,692	2,646,137	2,682,456	2,088,701
Weighted average remaining lease term (years) (18)	4.7	4.8	4.8	4.7	4.8
Same-capital occupancy at end of quarter (15) (19)	83.4%	82.9%	82.7%	83.6%	83.6%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2022

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable, and upon physical settlement of our September 2021 forward sale agreements.
(2)	EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 33. For a reconciliation of net income available to common stockholders to EBITDA, see page 32.
(3)	Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest and tax expense, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 33. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 32.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt at carrying value, less cash and cash equivalents (including joint venture share of cash), divided by the product of Adjusted EBITDA (including our share of joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and Core FFO, see page 33. For reconciliations of net income available to common stockholders to FFO and Core FFO, see page 14.
(9)	For a definition and discussion of AFFO, see page 33. For a reconciliation of Core FFO to AFFO, see page 15.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted Core FFO payout ratio is dividends declared per common share and unit divided by diluted Core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated entities. Excludes buildings held-for-sale.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 26). Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29). Excludes buildings held-for-sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2020 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2021-2022, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Explanatory Note: Certain portfolio information regarding Medallion and Teraco are excluded from the portfolio statistics included in this Earnings Press Release and Supplemental Information package, as indicated in the footnotes, where applicable. Specifically, we have excluded the following: (i) related to Medallion, two new metropolitan areas, two data centers, square footage, occupancy percentage and lease terms and (ii) related to Teraco, three new metropolitan areas, seven data centers, square footage, occupancy percentage and lease terms. Medallion and Teraco’s financial results are included in our condensed consolidated financial information.

Digital Realty Trust
Earnings Release	Third Quarter 2022

DIGITAL REALTY REPORTS THIRD QUARTER 2022 RESULTS

Austin, TX — October 26, 2022 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today financial results for the third quarter of 2022. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net income available to common stockholders of $0.75 per share in 3Q22, compared to $0.44 in 3Q21
◾	Reported FFO per share of $1.55 in 3Q22, compared to $1.54 in 3Q21
◾	Reported Core FFO per share of $1.67 in 3Q22, compared to $1.65 in 3Q21
◾	Reported Constant-Currency Core FFO per share of $1.75 in 3Q22 and $5.24 per share for the nine months ended September 30, 2022
◾	Signed total bookings during 3Q22 expected to generate $176 million of annualized GAAP rental revenue, including a $13 million contribution from interconnection, excluding Teraco
◾	Updated 2022 Core FFO per share outlook to $6.70 - $6.75; Updated Constant-Currency Core FFO per share outlook of $6.95 - $7.00

Financial Results

Digital Realty reported revenues for the third quarter of 2022 of $1.2 billion, a 5% increase from the previous quarter and a 5% increase from the same quarter last year.

The company delivered third quarter of 2022 net income of $239 million, and net income available to common stockholders of $227 million, or $0.75 per diluted share, compared to $0.19 per diluted share in the previous quarter and $0.44 per diluted share in the same quarter last year.

Digital Realty generated third quarter of 2022 Adjusted EBITDA of $620 million, a 1% increase from the previous quarter and a 2% increase over the same quarter last year.

The company reported third quarter of 2022 funds from operations of $462 million, or $1.55 per share, compared to $1.55 per share in the previous quarter and $1.54 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered third quarter of 2022 Core FFO per share of $1.67, compared to $1.72 per share in the previous quarter, and $1.65 per share in the same quarter last year. Digital Realty delivered Constant-Currency Core FFO per share of $1.75 for the third quarter of 2022 and $5.24 per share for the nine-month period ended September 30, 2022.

Leasing Activity

In the third quarter, Digital Realty signed total bookings expected to generate $176 million of annualized GAAP rental revenue, including a $13 million contribution from interconnection, but excluding any contribution from Teraco.

“Digital Realty again delivered record quarterly bookings in the third quarter, our third record in the past four quarters, reflecting the strong global demand for data center solutions,” said Digital Realty Chief Executive Officer Bill Stein. “With a rapidly changing global environment, we are making the necessary adjustments in order to maximize the significant market opportunity that lies ahead.”

The weighted-average lag between new leases signed during the third quarter of 2022 and the contractual commencement date was seventeen months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $156 million of annualized GAAP rental revenue during the quarter, excluding any contribution from Teraco. Rental rates on renewal leases signed during the third quarter of 2022 rolled down 0.5% on a cash basis and up 2.3% on a GAAP basis.

Digital Realty Trust
Earnings Release	Third Quarter 2022

New leases signed during the third quarter of 2022 are summarized by region as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$14,693	56,340	$261	5.2	$236
> 1 MW	99,046	834,530	119	73.6	112
Other (1)	15,652	291,993	54	—	—
Total	$129,392	1,182,863	$109	78.8	$120

EMEA (2)
0-1 MW	$12,318	42,762	$288	4.0	$255
> 1 MW	16,826	126,407	133	15.4	91
Other (1)	204	—	—	—	—
Total	$29,348	169,169	$173	19.4	$125

Asia Pacific (2)
0-1 MW	$2,212	10,302	$215	0.7	$256
> 1 MW	2,161	14,968	144	1.8	103
Other (1)	84	948	88	—	—
Total	$4,457	26,217	$170	2.5	$147

All Regions (2)
0-1 MW	$29,223	109,404	$267	9.9	$245
> 1 MW	118,032	975,905	121	90.7	108
Other (1)	15,940	292,941	54	—	—
Total	$163,196	1,378,249	$118	100.7	$122

Interconnection	$12,981	N/A	N/A	N/A	N/A

Grand Total	$176,177	1,378,249	$118	100.7	$122

Note: Totals may not foot due to rounding differences. This table excludes any contribution from Teraco during the quarter.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended September 30, 2022.

Investment Activity

During the third quarter, Digital Realty completed its previously announced acquisition of a majority interest in Teraco, a leading carrier-neutral data center and interconnection services provider in South Africa, for approximately $1.7 billion.

Digital Realty acquired three assets for data center development during the third quarter. Digital Realty acquired a 38-acre parcel, which can support approximately 80 megawatts of IT load, in Paris for $10 million. Digital Realty also acquired an income producing mixed-used building on a nine-acre parcel, which can support up to 10 megawatts of IT load in Stockholm $39 million. Lastly, Digital Realty acquired a one-acre parcel, which can support up to 6.5 megawatts of IT load in Crete, Greece for $2 million.

During the third quarter, Digital Realty disposed of a non-core, mixed-use data center property in Dallas for $207 million.

During the third quarter, Digital Realty signed a definitive agreement with Digital Core REIT Management Pte. Ltd., Manager of Digital Core REIT (SGX: DCRU), and related parties (collectively, “Core REIT”), to sell a 25% indirect interest in an institutional quality freehold data center property in Frankfurt valued at approximately $547 million (at 100% share). The transaction is dependent upon the occurrence of certain closing conditions, including a unitholder vote that is expected to take place mid-November, and is expected to generate approximately $137 million of proceeds for Digital Realty. In addition, the agreement provides Core REIT with the option to acquire additional indirect interests in the Frankfurt data center property up to a total interest of 89.9% as well as a 90% indirect interest in an institutional quality freehold data center property in Dallas valued at $199 million (at 100% share). If Core REIT exercises its options to purchase all property interests under the Contribution Agreement, the transaction would generate approximately $671 million of proceeds for Digital Realty.

Subsequent to the close of the third quarter, Digital Realty acquired a four-acre parcel, which could support 24 megawatts of IT load, immediately adjacent to its campus in Dallas for $24 million.

Digital Realty Trust
Earnings Release	Third Quarter 2022

Balance Sheet

Digital Realty had approximately $15.8 billion of total debt outstanding as of September 30, 2022, comprised of $15.3 billion of unsecured debt and approximately $0.5 billion of secured debt and other. At the end of the third quarter of 2022, net debt-to-Adjusted EBITDA was 6.7x, debt-plus-preferred-to-total enterprise value was 36.2% and fixed charge coverage was 5.5x. Pro forma for the physical settlement of $0.5 billion of forward equity outstanding and reflecting the full quarter's run-rate adjusted EBITDA contribution from Teraco, net debt-to-adjusted EBITDA was 6.4x and fixed charge coverage was 5.7x.

During the third quarter of 2022, Digital Realty completed the following financing transactions.

◾	In mid-August, closed a €750 million term loan due 2025, with €375 million subject to two maturity extension options of one year each.
◾	In mid-September, executed a $1 billion U.S. Dollar to Euro fixed-rate cross currency swap at 2.485%, which matures coterminously with our 3.70% notes due 2027 in the principal amount of $1 billion.
◾	In late September, closed an offering of $550 million of 5.550% notes due 2028.
o	In conjunction with this offering, the Company executed $550 million of fixed rate cross currency swaps consisting of $275 million of U.S. Dollar to Euro at 4.585% and $275 million of U.S. Dollar to Japanese Yen at 1.430%, resulting in an effective overall annual yield to maturity of approximately 3.0%. The cross currency swaps mature coterminously with the 5.550% notes in 2028.

Subsequent to quarter end, Digital Realty received over $650 million in commitments for a new two-year US dollar term loan with a one-year extension option.

Digital Realty Trust
Earnings Release	Third Quarter 2022

2022 Outlook

Digital Realty updated its 2022 Core FFO per share outlook of $6.70-$6.75 and updated its 2022 constant-currency Core FFO per share outlook of $6.95 - $7.00. The assumptions underlying the outlook are summarized in the following table.

	As of	As of	As of	As of
Top-Line and Cost Structure	February 17, 2022	April 28, 2022	July 28, 2022	October 26, 2022
Total revenue	$4.700 - $4.800 billion	$4.700 - $4.800 billion	$4.650 - $4.750 billion	$4.650 - $4.700 billion
Net non-cash rent adjustments (1)	($35 - $40 million)	($45 - $50 million)	($50 - $55 million)	($55 - $60 million)
Adjusted EBITDA	$2.475 - $2.525 billion	$2.475 - $2.525 billion	$2.450 - $2.500 billion	$2.450 - $2.475 billion
G&A	$410 - $420 million	$410 - $420 million	$405 - $415 million	$395 - $400 million

Internal Growth
Rental rates on renewal leases
Cash basis	Flat	Slightly Positive	Slightly Positive	Slightly Positive
GAAP basis	Slightly positive	Up low-single-digits	Up low-single-digits	Up low-single-digits
Year-end portfolio occupancy	83.0% - 84.0%	83.0% - 84.0%	83.0% - 84.0%	83.5% - 84.0%
"Same-capital" cash NOI growth (2)	(2.5% - 3.5%)	(2.5% - 3.5%)	(3.5% - 4.5%)	(4.5% - 5.5%)

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.30 - $1.38	$1.25 - $1.35	$1.15 - $1.25	$1.10 - $1.15
U.S. Dollar / Euro	$1.10 - $1.15	$1.05 - $1.10	$1.00 - $1.05	$0.95 - $1.00

External Growth
Dispositions
Dollar volume	$0.5 - $1.0 billion	$0.5 - $1.0 billion	$0.5 - $1.0 billion	$0.5 - $1.0 billion
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx (3)	$2.3 - $2.5 billion	$2.3 - $2.5 billion	$2.2 - $2.4 billion	$2.1 - $2.3 billion
Average stabilized yields	9.0% - 15.0%	9.0% - 15.0%	9.0% - 15.0%	9.0% - 15.0%
Enhancements and other non-recurring CapEx (4)	$5 - $10 million	$5 - $10 million	$5 - $10 million	$5 - $10 million
Recurring CapEx + capitalized leasing costs (5)	$210 - $220 million	$200 - $210 million	$200 - $210 million	$200 - $210 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.8 - $2.0 billion	$1.8 - $2.0 billion	$1.8 - $2.0 billion	$2.3 - $2.8 billion
Pricing	1.5% - 2.0%	1.5% - 2.0%	2.0% - 2.5%	2.0% - 3.0%
Timing	Early & Late 2022	Early & Late 2022	Early & Late 2022	Early & Late 2022

Net income per diluted share	$1.05 - $1.10	$1.05 - $1.10	$1.00 - $1.05	$1.45 - $1.50
Real estate depreciation and (gain) / loss on sale	$5.35 - $5.35	$5.35 - $5.35	$5.35 - $5.35	$4.85 - $4.85
Funds From Operations / share (NAREIT-Defined)	$6.40 - $6.45	$6.40 - $6.45	$6.35 - $6.40	$6.30 - $6.35
Non-core expenses and revenue streams	$0.40 - $0.45	$0.40 - $0.45	$0.40 - $0.45	$0.40 - $0.40
Core Funds From Operations / share	$6.80 - $6.90	$6.80 - $6.90	$6.75 - $6.85	$6.70 - $6.75
Foreign currency translation adjustments	$0.10 - $0.10	$0.15 - $0.15	$0.20 - $0.20	$0.25 - $0.25
Constant-Currency Core Funds From Operations / share	$6.90 - $7.00	$6.95 - $7.05	$6.95 - $7.05	$6.95 - $7.00

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rent expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “same-capital” pool includes properties owned as of December 31, 2020 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2021-2022, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(3)	Includes land acquisitions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Digital Realty Trust
Earnings Release	Third Quarter 2022

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, Core FFO and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to Core FFO, and definitions of FFO and Core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:00 p.m. EDT / 2:00 p.m. PT on October 26th, 2022, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com/. The presentation is designed to accompany the discussion of the company’s third quarter 2022 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and President & Chief Financial Officer Andrew P. Power.

To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 0366978 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com/.

Telephone and webcast replays will be available after the call until November 25, 2022. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 6591767. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data “meeting place” and a proven Pervasive Datacenter Architecture (PDx™) solution methodology for powering innovation and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected communities that matter to them with a global data center footprint of 300+ facilities in 50+ metros across 26 countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and Twitter.

Contact Information

Andrew P. Power

President & Chief Financial Officer

Digital Realty

(737) 281-0101

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

(737) 281-0101

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2022

	Three Months Ended					Nine Months Ended
	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Sep-22	30-Sep-21
Rental revenues	$787,839	$767,313	$751,962	$763,117	$773,195	$2,307,114	$2,296,565
Tenant reimbursements - Utilities	251,420	218,198	224,547	195,340	189,060	694,166	543,776
Tenant reimbursements - Other	49,419	52,688	51,511	58,528	57,666	153,618	177,255
Interconnection & other	95,486	93,338	93,530	89,850	90,983	282,354	270,609
Fee income	6,169	5,072	5,757	4,133	3,255	16,998	9,309
Other	1,749	2,713	15	200	18,977	4,477	19,201
Total Operating Revenues	$1,192,082	$1,139,321	$1,127,323	$1,111,167	$1,133,135	$3,458,726	$3,316,715

Utilities	$271,844	$223,426	$241,239	$213,933	$209,585	$736,509	$570,642
Rental property operating	205,886	198,076	194,354	205,250	196,743	598,317	580,682
Property taxes	39,860	47,213	46,526	42,673	55,915	133,598	147,715
Insurance	4,002	3,836	3,698	3,507	4,718	11,536	13,918
Depreciation & amortization	388,704	376,967	382,132	378,883	369,035	1,147,803	1,107,749
General & administration	95,792	101,991	96,435	103,705	97,082	294,217	289,606
Severance, equity acceleration, and legal expenses	1,655	3,786	2,077	1,003	1,377	7,519	6,340
Transaction and integration expenses	25,862	13,586	11,968	12,427	13,804	51,416	34,999
Impairment of investments in real estate	—	—	—	18,291	—	—	—
Other expenses	1,096	70	7,657	(1)	510	8,823	2,551
Total Operating Expenses	$1,034,701	$968,950	$986,087	$979,669	$948,770	$2,989,738	$2,754,203

Operating Income	$157,381	$170,371	$141,236	$131,498	$184,365	$468,988	$562,512

Equity in earnings (loss) of unconsolidated joint ventures	(12,254)	(34,088)	60,958	(7,714)	40,884	14,616	69,996
Gain / (loss) on sale of investments	173,990	—	2,770	1,047,011	(635)	176,760	333,785
Interest and other income (expense), net	15,752	13,008	3,051	(4,349)	(2,947)	31,811	(9)
Interest (expense)	(76,502)	(69,023)	(66,725)	(71,762)	(71,417)	(212,250)	(222,084)
Income tax (expense)	(19,576)	(16,406)	(13,244)	(3,961)	(13,709)	(49,227)	(68,838)
Loss from early extinguishment of debt	—	—	(51,135)	(325)	—	(51,135)	(18,347)
Net Income	$238,791	$63,862	$76,911	$1,090,397	$136,541	$379,564	$657,015

Net (income) attributable to noncontrolling interests	(1,716)	(436)	(3,629)	(22,587)	(2,266)	(5,781)	(15,566)
Net Income Attributable to Digital Realty Trust, Inc.	$237,075	$63,426	$73,282	$1,067,811	$134,275	$373,783	$641,449

Preferred stock dividends, including undeclared dividends	(10,181)	(10,181)	(10,181)	(10,181)	(10,181)	(30,544)	(35,580)
Gain on / (Issuance costs associated with) redeemed preferred stock	—	—	—	—	—	—	18,000
Net Income Available to Common Stockholders	$226,894	$53,245	$63,101	$1,057,630	$124,094	$343,240	$623,869

Weighted-average shares outstanding - basic	286,693,071	284,694,064	284,525,992	283,869,662	283,105,966	285,312,314	281,445,252
Weighted-average shares outstanding - diluted	296,414,726	285,109,903	285,025,099	284,868,184	283,799,538	294,257,222	282,075,611
Weighted-average fully diluted shares and units	302,257,518	290,944,163	290,662,421	290,893,110	290,228,785	300,028,470	289,218,609

Net income per share - basic	$0.79	$0.19	$0.22	$3.73	$0.44	$1.20	$2.22
Net income per share - diluted	$0.75	$0.19	$0.22	$3.71	$0.44	$1.15	$2.21

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2022

	Three Months Ended					Nine Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Sep-22	30-Sep-21

Net Income Available to Common Stockholders	$226,894	$53,245	$63,101	$1,057,630	$124,094	$343,240	$623,869
Adjustments:
Non-controlling interest in operating partnership	5,400	1,500	1,600	23,100	3,000	8,500	16,000
Real estate related depreciation & amortization (1)	381,425	369,327	374,162	372,447	362,728	1,124,914	1,091,065
Depreciation related to non-controlling interests	(8,254)	-	-	-	-	(8,254)	-
Unconsolidated JV real estate related depreciation & amortization	30,831	29,022	29,320	24,146	21,293	89,172	61,654
(Gain) on real estate transactions (2)	(173,990)	(1,144)	(2,770)	(1,047,010)	(63,798)	(177,904)	(398,219)
Impairment of investments in real estate	-	-	-	18,291	-	-	-
Funds From Operations - diluted	$462,306	$451,949	$465,412	$448,602	$447,317	$1,379,667	$1,394,369

Weighted-average shares and units outstanding - basic	292,536	290,528	290,163	289,895	289,542	291,084	288,880
Weighted-average shares and units outstanding - diluted (3)(4)	302,258	290,944	290,662	290,893	290,228	300,028	289,531

Funds From Operations per share - basic	$1.58	$1.56	$1.60	$1.55	$1.54	$4.74	$4.83

Funds From Operations per share - diluted (3)(4)	$1.55	$1.55	$1.60	$1.54	$1.54	$4.61	$4.82

	Three Months Ended					Nine Months Ended
Reconciliation of FFO to Core FFO	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Sep-22	30-Sep-21

Funds From Operations - diluted	$462,306	$451,949	$465,412	$448,602	$447,317	$1,379,667	$1,394,369
Other non-core revenue adjustments (5)	(1,818)	456	13,916	9,859	(18,066)	12,554	(29,247)
Transaction and integration expenses	25,862	13,586	11,968	12,427	13,804	51,416	34,999
Loss from early extinguishment of debt	-	-	51,135	325	-	51,135	18,347
(Gain on) / Issuance costs associated with redeemed preferred stock	-	-	-	-	-	-	(18,000)
Severance, equity acceleration, and legal expenses (6)	1,655	3,786	2,077	1,003	1,377	7,519	6,340
(Gain) / Loss on FX revaluation	(1,120)	29,539	(67,676)	14,308	33,773	(39,258)	16,196
Other non-core expense adjustments	1,046	70	7,657	(1)	1,004	8,773	(15,938)
Core Funds From Operations - diluted	$487,931	$499,386	$484,490	$486,525	$479,209	$1,471,806	$1,407,067

Weighted-average shares and units outstanding - diluted (3)(4)	292,830	290,944	290,662	290,893	290,228	291,461	289,531

Core Funds From Operations per share - diluted (3)	$1.67	$1.72	$1.67	$1.67	$1.65	$5.05	$4.86

(1) Real Estate Related Depreciation & Amortization	Three Months Ended					Nine Months Ended
	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Sep-22	30-Sep-21

Depreciation & amortization per income statement	$388,704	$376,967	$382,132	$378,883	$369,035	1,147,803	1,107,749
Non-real estate depreciation	(7,279)	(7,640)	(7,970)	(6,436)	(6,307)	(22,889)	(16,684)
Real Estate Related Depreciation & Amortization	$381,425	$369,327	$374,162	$372,447	$362,728	$1,124,914	1,091,065

(2)	For the fourth quarter 2021, the gain pertains to the contribution of 10 operating data center properties to Digital Core REIT in connection with the listing of Digital Core REIT as a standalone public company traded on the Singapore Exchange in December 2021. For the third quarter 2021, the gain of $64 million represents Digital Realty’s share of a gain recognized by an unconsolidated joint venture from the sale of a portfolio of assets owned by the entity and is included in equity in earnings of unconsolidated joint ventures in our consolidated income statement.
(3)	For all periods presented, we have excluded the effect of dilutive series C, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series J, series K and series L preferred stock, as applicable, which we consider highly improbable, and the effect of the physical settlement of our September 2021 forward sales agreements. See above for calculations of diluted FFO and the share count detail section that follows the reconciliation of Core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and Core FFO, see the definitions section.
(4)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. US GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO.
(5)	Includes lease termination fees and certain other adjustments that are not core to our business. For the third quarter 2021, includes a $19 million promote received related to a sale of portfolio of assets within an unconsolidated joint venture. The promote is included in Other revenue in our consolidated income statement.
(6)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2022

	Three Months Ended					Nine Months Ended
Reconciliation of Core FFO to AFFO	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Sep-22	30-Sep-21

Core FFO available to common stockholders and unitholders	$487,931	$499,386	$484,490	$486,525	$479,209	$1,471,806	$1,407,067
Adjustments:
Non-real estate depreciation	7,279	7,640	7,970	6,436	6,307	22,889	16,684
Amortization of deferred financing costs	3,270	3,330	3,634	3,515	3,625	10,234	10,881
Amortization of debt discount/premium	1,146	1,193	1,214	1,107	1,138	3,553	3,438
Non-cash stock-based compensation expense	15,948	15,799	14,453	15,097	15,082	46,201	46,758
Straight-line rental revenue	(18,123)	(17,278)	(18,810)	(16,497)	(11,969)	(54,212)	(46,600)
Straight-line rental expense	2,679	(2,237)	4,168	5,753	7,862	4,609	21,746
Above- and below-market rent amortization	(465)	196	335	910	1,165	65	5,160
Deferred tax expense / (benefit)	(5,233)	(769)	(1,604)	(13,731)	2,112	(7,605)	33,125
Leasing compensation & internal lease commissions	9,866	9,411	13,261	9,564	11,142	32,538	33,262
Recurring capital expenditures (1)	(66,200)	(43,497)	(46,770)	(87,550)	(50,800)	(156,467)	(129,553)

AFFO available to common stockholders and unitholders (2)	$438,097	$473,173	$462,341	$411,130	$464,872	$1,373,611	$1,401,968

Weighted-average shares and units outstanding - basic	292,536	290,528	290,163	289,895	289,542	291,084	288,880
Weighted-average shares and units outstanding - diluted (3)(4)	292,830	290,944	290,662	290,893	290,228	291,461	289,531

AFFO per share - diluted (3)	$1.50	$1.63	$1.59	$1.41	$1.60	$4.71	$4.84

Dividends per share and common unit	$1.22	$1.22	$1.22	$1.16	$1.16	$3.66	$3.48

Diluted AFFO Payout Ratio	81.5%	75.0%	76.7%	82.1%	72.4%	77.7%	71.9%

	Three Months Ended					Nine Months Ended
Share Count Detail	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Sep-22	30-Sep-21

Weighted Average Common Stock and Units Outstanding	292,536	290,528	290,163	289,895	289,542	291,084	288,880
Add: Effect of dilutive securities	294	416	499	998	686	377	651
Weighted Avg. Common Stock and Units Outstanding - diluted	292,830	290,944	290,662	290,893	290,228	291,461	289,531

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and Core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series C, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series J, series K and series L preferred stock, as applicable, which we consider highly improbable, and the effect of the physical settlement of our September 2021 forward sales agreements. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.
(4)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. US GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Third Quarter 2022

	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21
Assets
Investments in real estate:
Real estate	$24,876,600	$24,065,933	$23,769,712	$23,625,451	$23,384,809
Construction in progress	4,222,142	3,362,114	3,523,484	3,213,387	3,238,388
Land held for future development	34,713	37,460	107,003	133,683	118,091
Investments in real estate	$29,133,455	$27,465,507	$27,400,199	$26,972,522	$26,741,289
Accumulated depreciation and amortization	(6,826,918)	(6,665,118)	(6,467,233)	(6,210,281)	(6,159,294)
Net Investments in Properties	$22,306,537	$20,800,389	$20,932,966	$20,762,241	$20,581,995
Investment in unconsolidated joint ventures	1,912,958	1,942,549	2,044,074	1,807,689	1,292,325
Net Investments in Real Estate	$24,219,495	$22,742,937	$22,977,040	$22,569,930	$21,874,320

Cash and cash equivalents	$176,969	$99,226	$157,964	$142,698	$116,002
Accounts and other receivables (1)	861,117	797,208	774,579	671,721	610,416
Deferred rent	556,198	554,016	545,666	547,385	552,850
Customer relationship value, deferred leasing costs & other intangibles, net	3,035,861	2,521,390	2,640,795	2,735,486	2,871,622
Goodwill	8,728,105	7,545,107	7,802,440	7,937,440	8,062,914
Operating lease right-of-use assets	1,253,393	1,310,970	1,361,942	1,405,441	1,442,661
Other assets	384,079	385,202	420,119	359,459	316,863
Total Assets	$39,215,217	$35,956,057	$36,680,546	$36,369,560	$35,847,648

Liabilities and Equity
Global unsecured revolving credit facilities	$2,255,139	$1,440,040	$943,325	$398,172	$832,322
Unsecured term loans	729,976	—	—	—	—
Unsecured senior notes, net of discount	12,281,410	12,695,568	13,284,650	12,903,370	13,012,790
Secured debt and other, net of premiums	491,984	158,699	160,240	146,668	242,427
Operating lease liabilities	1,363,712	1,418,540	1,472,510	1,512,187	1,543,231
Accounts payable and other accrued liabilities	1,621,406	1,619,222	1,572,359	1,543,623	1,341,866
Deferred tax liabilities, net	1,145,097	611,582	649,112	666,451	725,955
Accrued dividends and distributions	—	—	—	338,729	—
Security deposits and prepaid rent	341,552	341,140	346,911	336,578	341,778
Total Liabilities	$20,230,276	$18,284,791	$18,429,107	$17,845,778	$18,040,369

Redeemable non-controlling interests - operating partnership	1,429,920	41,047	42,734	46,995	40,920

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 392,000,000 shares authorized (5)	2,851	2,824	2,824	2,824	2,818
Additional paid-in capital	21,528,384	21,091,364	21,069,391	21,075,863	21,010,202
Dividends in excess of earnings	(4,336,201)	(4,211,685)	(3,916,854)	(3,631,929)	(4,359,033)
Accumulated other comprehensive income (loss), net	(862,804)	(475,561)	(188,844)	(173,880)	(111,560)
Total Stockholders' Equity	$17,063,920	$17,138,632	$17,698,207	$18,004,568	$17,274,117

Noncontrolling Interests
Noncontrolling interest in operating partnership	$421,484	$432,213	$444,029	$425,337	$459,918
Noncontrolling interest in consolidated joint ventures	69,617	59,374	66,470	46,882	32,324

Total Noncontrolling Interests	$491,101	$491,587	$510,499	$472,219	$492,242

Total Equity	$17,555,021	$17,630,219	$18,208,706	$18,476,787	$17,766,359

Total Liabilities and Equity	$39,215,217	$35,956,057	$36,680,546	$36,369,560	$35,847,648

(1)	Net of allowance for doubtful accounts of $36,278 and $28,574 as of September 30, 2022 and December 31, 2021, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $210,000 liquidation preference, respectively ($25.00 per share), 8,400,000 and 8,400,000 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 and $345,000 liquidation preference, respectively ($25.00 per share), 13,800,000 and 13,800,000 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively.
(5)	Common Stock: 287,509,059 and 284,415,013 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Third Quarter 2022

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$930,967
Campus	1,496,534
Other (4)	160,909
Total Cash NOI, Annualized	$2,588,410
less: Partners' share of consolidated JVs	(33,702)
Acquisitions / dispositions / expirations	(2,783)
FY 2022 backlog cash NOI and 3Q22 carry-over (stabilized) (5)	93,172
Total Consolidated Cash NOI, Annualized	$2,645,097

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3)(6)	$165,752

Other Income
Development and Management Fees (net), Annualized	$24,676

Other Assets
Pre-stabilized inventory, at cost (7)	$250,910
Land held for development	34,713
Development CIP (8)	4,222,142
less: Investment associated with FY22 Backlog NOI	(341,659)
Cash and cash equivalents	176,969
Accounts and other receivables, net	861,117
Other assets	384,079
less: Partners' share of consolidated JV assets	(235,324)
Total Other Assets	$5,352,947

Liabilities
Global unsecured revolving credit facilities	$2,303,684
Unsecured term loans	735,150
Unsecured senior notes	12,375,589
Secured debt and other	492,261
Accounts payable and other accrued liabilities	1,621,406
Deferred tax liabilities, net	1,145,097
Security deposits and prepaid rents	341,552
Backlog NOI cost to complete (9)	73,628
Preferred stock	755,000
Digital Realty's share of unconsolidated JV debt	794,087
less: Partners' share of consolidated JV liabilities	(415,551)
Total Liabilities	$20,221,903

Diluted Shares and Units Outstanding	294,098

(1)	Includes Digital Realty’s share of backlog leasing at unconsolidated joint venture buildings. Excludes Mitsubishi Corporation Digital Realty (MCDR) and Ascenty joint ventures.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 34.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 3Q22 Cash NOI of $2.6 billion. NOI is allocated based on management’s estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leasing expected to commence through September 30, 2022. Includes Digital Realty’s share of signed leases at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint ventures.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 31.
(7)	Includes Digital Realty’s share of cost at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint ventures.
(8)	See page 27 for further details on the breakdown of the construction in progress balance.
(9)	Includes Digital Realty’s share of expected cost to complete at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint ventures.

Debt Maturities	Financial Supplement
Unaudited and Dollars in Thousands	Third Quarter 2022

	As of September 30, 2022
		Interest Rate
	Interest	Including
	Rate	Swaps	2022	2023	2024	2025	2026	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	2.863%	2.863%	—	—	—	—	—	$2,169,882	2,169,882
Yen revolving credit facility	0.580%	0.580%	—	—	—	—	—	103,290	103,290
Deferred financing costs, net	—	—	—	—	—	—	—	—	(18,033)
Total Global Unsecured Revolving Credit Facilities	2.759%	2.759%	—	—	—	—	—	$2,273,172	$2,255,139

Unsecured Term Loans
Term Loan Facility	1.335%	1.335%	—	—	—	$367,575	—	$367,575	$735,150
Deferred financing costs, net	—	—	—	—	—	—	—	—	(5,174)
Total Unsecured Term Loan	1.335%	1.335%	—	—	—	$367,575	—	367,575	$729,976

Senior Notes
€300 million 0.125% Notes due 2022 (2)	0.125%	0.125%	$294,060	—	—	—	—	—	$294,060
₣100 million 0.600% Notes due 2023	0.600%	0.600%	—	$101,304	—	—	—	—	101,304
€600 million 2.625% Notes due 2024	2.625%	2.625%	—	—	$588,120	—	—	—	588,120
£250 million 2.750% Notes due 2024	2.750%	2.750%	—	—	279,250	—	—	—	279,250
£400 million 4.250% Notes due 2025	4.250%	4.250%	—	—	—	$446,800	—	—	446,800
€650 million 0.625% Notes due 2025	0.625%	0.625%	—	—	—	637,130	—	—	637,130
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	—	—	—	$1,053,715	—	1,053,715
₣275 million 0.200% Notes due 2026	0.200%	0.200%	—	—	—	—	278,585	—	278,585
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	—	—	—	—	$151,956	151,956
$1.00 billion 3.700% Notes due 2027 (3)	3.700%	2.485%	—	—	—	—	—	1,000,000	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	—	—	490,100	490,100
$550 million 5.550% Notes due 2028 (3)	5.550%	3.008%	—	—	—	—	—	550,000	550,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	—	—	650,000	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	—	—	273,520	273,520
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	—	390,950	390,950
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	735,150	735,150
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	614,350	614,350
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	490,100	490,100
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	980,200	980,200
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	735,150	735,150
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	735,150	735,150
Unamortized discounts	—	—	—	—	—	—	—	—	(33,071)
Deferred financing costs	—	—	—	—	—	—	—	—	(61,108)
Total Senior Notes	2.336%	2.125%	$294,060	$101,304	$867,370	$1,083,930	$1,332,300	$8,696,625	$12,281,410

Secured Debt
ICN10 Facilities	3.003%	4.340%	—	—	—	—	—	$11,802	$11,802
Westin	3.290%	3.290%	—	—	—	—	—	135,000	135,000
Teraco	8.917%	8.467%	—	—	—	$215,265	$56,751	—	272,016
Deferred financing costs	—	—	—	—	—	—	—	—	(277)
Total Secured Debt	6.937%	6.682%	—	—	—	$215,265	$56,751	$146,802	$418,541

Other Debt
Digital Jubilee	3.124%	3.124%	—	$3,081	—	—	—	—	$3,081
Icolo loan	11.650%	11.650%	—	—	—	—	$7,822	—	7,822
Total Other Debt	9.241%	9.241%	—	$3,081	—	—	$7,822	—	$10,903

Mandatorily Redeemable Preferred Shares (Teraco)
Mandatorily Redeemable Preferred Shares (Teraco)	9.360%	9.360%	—	$6,254	$9,381	—	$46,905	—	$62,540
Total Redeemable Preferred Shares	9.360%	9.360%	—	$6,254	$9,381	—	$46,905	—	$62,540

Total unhedged variable rate debt	—	—	—	$3,081	—	$367,575	—	$2,652,549	$3,023,205
Total fixed rate / hedged variable rate debt	—	—	$294,060	107,558	$876,751	1,299,195	$1,443,778	8,831,625	12,852,967
Total Debt	2.505%	2.332%	$294,060	$110,639	$876,751	$1,666,770	$1,443,778	$11,484,174	$15,876,172

Weighted Average Interest Rate			0.125%	1.165%	2.737%	2.766%	2.563%	2.278%	2.332%

Summary

Weighted Average Term to Initial Maturity									5.2 Years

Weighted Average Maturity (assuming exercise of extension options)									5.4 Years

Global Unsecured Revolving Credit Facilities Detail As of September 30, 2022

	Maximum Available	Existing Capacity (4)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$3,870,817	$1,510,451	$2,273,172

(1)	Assumes all extensions will be exercised.
(2)	Repaid in full on October 17, 2022.
(3)	Subject to cross-currency swaps.
(4)	Net of letters of credit issued of $87.2 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Third Quarter 2022

	As of September 30, 2022

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	45%	40%	Less than 60% (5)	41%
Secured debt / total assets (6)	Less than 40%	1%	1%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	194%	218%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.5x	6.4x	6.4x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.50x	6.0x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	44%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.50x	7.7x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 18 except for the 0.60% notes due 2023, 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(3)	Ratios for the 0.60% notes due 2023, 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(8)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Third Quarter 2022

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Nine Months Ended
	30-Sep-22	30-Sep-21	% Change	30-Jun-22	% Change	30-Sep-22	30-Sep-21	% Change
Rental revenues	$574,898	$610,471	(5.8%)	$578,766	(0.7%)	$1,733,491	$1,830,268	(5.3%)
Tenant reimbursements - Utilities	174,097	150,048	16.0%	155,853	11.7%	494,972	450,524	9.9%
Tenant reimbursements - Other	40,816	45,149	(9.6%)	45,200	(9.7%)	128,936	138,658	(7.0%)
Interconnection & other	80,156	78,762	1.8%	80,355	(0.2%)	241,290	238,358	1.2%
Total Revenue	$869,966	$884,430	(1.6%)	$860,175	1.1%	$2,598,690	$2,657,809	(2.2%)

Utilities	$200,737	$172,215	16.6%	$171,602	17.0%	$552,601	$497,338	11.1%
Rental property operating	150,773	147,636	2.1%	145,646	3.5%	442,109	454,802	(2.8%)
Property taxes	28,144	42,823	(34.3%)	37,142	(24.2%)	102,260	115,114	(11.2%)
Insurance	3,354	2,859	17.3%	3,415	(1.8%)	9,954	9,294	7.1%
Total Expenses	$383,009	$365,533	4.8%	$357,804	7.0%	$1,106,924	$1,076,549	2.8%

Net Operating Income (2)	$486,957	$518,897	(6.2%)	$502,371	(3.1%)	$1,491,765	$1,581,260	(5.7%)
Less:
Stabilized straight-line rent	($1,174)	($5,396)	(78.2%)	($6,210)	(81.1%)	($18,370)	($9,882)	85.9%
Above- and below-market rent	1,435	(186)	(871.8%)	791	81.4%	2,924	(1,985)	(247.3%)
Cash Net Operating Income (3)	$486,696	$524,479	(7.2%)	$507,789	(4.2%)	$1,507,212	$1,593,128	(5.4%)

Stabilized Portfolio occupancy at period end (4)	83.4%	83.6%	(0.2%)	82.9%	0.5%	83.4%	83.6%	(0.2%)

(1)	Represents buildings owned as of December 31, 2020 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2021-2022, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 34.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 34.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended September 30, 2022	Third Quarter 2022

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	3Q22	LTM	3Q22	LTM	3Q22	LTM	3Q22	LTM

Annualized GAAP Rent	$29,223	$147,841	$118,032	$347,211	$15,940	$9,788	$163,196	$504,840

Kilowatt leased	9,930	53,872	90,739	287,006	—	—	100,668	340,878
NRSF	109,404	612,786	975,905	2,625,582	292,941	354,972	1,378,249	3,593,340

Weighted Average Lease Term (years)	3.8	3.6	8.0	8.2	9.9	12.0	8.1	7.8

Initial stabilized cash rent per Kilowatt	$244	$227	$106	$98	—	—	$120	$119
GAAP rent per Kilowatt	$245	$229	$108	$101	—	—	$122	$121
Leasing cost per Kilowatt	$15	$19	$62	$12	—	—	$57	$13

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$246	$232	$112	$103	—	—	$125	$124
Rental concessions by Kilowatt	$0	$3	$3	$2	—	—	$3	$3
Estimated operating expense by Kilowatt	$103	$98	$25	$33	—	—	$35	$43

Net rent per Kilowatt	$142	$131	$83	$68	—	—	$87	$78

Tenant improvements by Kilowatt	$0	$0	$0	$0	—	—	$0	$0
Leasing commissions by Kilowatt	$14	$12	$1	$1	—	—	$2	$2

Net effective rent per Kilowatt	$128	$119	$82	$67	—	—	$85	$75

Initial stabilized cash rent per NRSF	$266	$239	$118	$129	$50	$25	$116	$149
GAAP rent per NRSF	$267	$241	$121	$132	$54	$28	$118	$140
Leasing cost per NRSF	$16	$20	$69	$16	$16	$2	$53	$15

Net Effective Economics by NRSF (4)

Base rent by NRSF	$268	$244	$125	$136	$54	$28	$121	$156
Rental concessions by NRSF	$0	$3	$4	$3	—	$0	$3	$3
Estimated operating expense by NRSF	$78	$89	$27	$26	$0	$3	$22	$36

Net rent per NRSF	$189	$152	$94	$107	$54	$25	$96	$117

Tenant improvements by NRSF	$0	$0	$0	$0	$0	$0	$1	$0
Leasing commissions by NRSF	$16	$12	$1	$1	$2	$1	$2	$3

Net effective rent per NRSF	$174	$140	$93	$106	$52	$24	$94	$114

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt metrics are presented in monthly values. Per NRSF are presented in yearly values.

Note: LTM is last twelve months, including current quarter. Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended September 30, 2022	Third Quarter 2022

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	3Q22	LTM	3Q22	LTM	3Q22	LTM	3Q22	LTM

Leases renewed (Kilowatt)	26,457	124,511	25,784	80,491	—	—	52,241	205,002
Leases renewed (NRSF)	303,641	1,691,020	299,704	1,218,656	48,294	802,653	651,639	3,712,329
Leasing cost per Kilowatt	0	$0	7	$19	—	—	$4	$8
Leasing cost per NRSF	0	$0	8	$15	$2	$14	$4	$8

Weighted Term (years)	1.5	1.6	4.9	3.5	3.6	10.6	3.2	4.2

Cash Rent

Expiring cash rent per Kilowatt	$336	$311	$153	$158	—	—	$246	$251
Renewed cash rent per Kilowatt	$347	$318	$140	$149	—	—	$245	$252

% Change Cash Rent Per Kilowatt	3.1%	2.4%	(8.8%)	(5.8%)	—	—	(0.5%)	0.4%

Expiring cash rent per NRSF	$352	$275	$158	$125	$44	$43	$240	$176
Renewed cash rent per NRSF	$363	$281	$144	$118	$46	$46	$239	$177

% Change Cash Rent Per NRSF	3.1%	2.4%	(8.8%)	(5.8%)	3.6%	6.5%	(0.5%)	0.7%

GAAP Rent

Expiring GAAP rent per Kilowatt	$335	$310	$142	$150	—	—	$240	$247
Renewed GAAP rent per Kilowatt	$348	$315	$139	$148	—	—	$245	$249

% Change GAAP Rent Per Kilowatt	4.0%	1.7%	(2.2%)	(1.3%)	—	—	2.2%	1.0%

Expiring GAAP rent per NRSF	$350	$273	$147	$119	$42	$38	$234	$172
Renewed GAAP rent per NRSF	$364	$278	$144	$117	$47	$46	$239	$175

% Change GAAP Rent Per NRSF	4.0%	1.7%	(2.2%)	(1.3%)	13.3%	20.0%	2.3%	1.9%

Retention ratio (5)	88.4%	85.2%	57.4%	62.9%	96.4%	78.9%	71.1%	75.2%

Churn (6)	1.2%	6.7%	1.6%	7.1%	0.0%	2.3%	1.3%	6.5%

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt metrics are presented in monthly values. Per NRSF metrics are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed during the period, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

Lease Expirations - By Size	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2022

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0 - 1 MW
Available	1,834,996	—	—	—	—	—	—	—	—
Month to Month (3)	146,676	$38,765	1.3%	$264	$263	$38,635	9,572	$337	$336
2022	432,912	114,394	3.8%	264	263	113,889	32,315	295	294
2023	1,840,252	457,572	15.1%	249	249	458,705	134,614	283	284
2024	760,225	138,113	4.6%	182	184	140,143	53,778	214	217
2025	615,424	103,463	3.4%	168	173	106,638	36,748	235	242
2026	266,111	50,051	1.7%	188	193	51,283	19,611	213	218
2027	348,597	47,523	1.6%	136	143	49,772	23,654	167	175
2028	134,543	12,338	0.4%	92	97	13,114	6,189	166	177
2029	62,738	7,587	0.3%	121	133	8,313	4,165	152	166
2030	42,214	10,309	0.3%	244	246	10,383	3,317	259	261
2031	48,616	8,986	0.3%	185	199	9,676	2,690	278	300
Thereafter	306,943	19,658	0.6%	64	63	19,280	1,923	852	835

Total / Wtd. Avg.	6,840,245	$1,008,759	33.3%	$202	$204	$1,019,831	328,576	$256	$259

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,905,491	—	—	—	—	—	—	—	—
Month to Month (3)	286,782	$41,600	1.4%	$145	$145	$41,600	26,666	$130	$130
2022	367,702	56,058	1.9%	152	152	55,940	36,971	126	126
2023	1,756,409	235,972	7.8%	134	134	236,058	145,736	135	135
2024	1,327,090	198,433	6.6%	150	155	205,102	122,027	136	140
2025	1,712,819	226,589	7.5%	132	139	237,335	156,350	121	126
2026	1,680,298	214,623	7.1%	128	137	230,397	153,709	116	125
2027	1,623,954	212,037	7.0%	131	143	232,579	157,705	112	123
2028	603,352	70,511	2.3%	117	129	77,997	55,488	106	117
2029	860,931	101,831	3.4%	118	139	119,674	106,002	80	94
2030	632,467	87,945	2.9%	139	151	95,533	62,303	118	128
2031	956,282	109,953	3.6%	115	132	125,782	97,253	94	108
Thereafter	1,881,913	196,222	6.5%	104	125	235,183	185,170	88	106

Total / Wtd. Avg.	15,595,491	$1,751,774	57.9%	$128	$138	$1,893,180	1,305,378	$112	$121

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,490,276	—	—	—	—	—	—	—	—
Month to Month (3)	44,116	$2,096	0.1%	$48	$47	$2,090	—	—	—
2022	278,481	4,324	0.1%	16	13	3,723	—	—	—
2023	1,037,783	27,033	0.9%	26	26	27,221	—	—	—
2024	398,442	18,448	0.6%	46	48	19,009	—	—	—
2025	814,217	33,972	1.1%	42	44	35,522	—	—	—
2026	747,261	24,456	0.8%	33	37	27,630	—	—	—
2027	339,608	14,138	0.5%	42	47	15,804	—	—	—
2028	214,130	11,351	0.4%	53	61	13,072	—	—	—
2029	625,954	25,752	0.9%	41	49	30,744	—	—	—
2030	578,784	23,669	0.8%	41	50	28,710	—	—	—
2031	68,503	2,203	0.1%	32	40	2,714	—	—	—
Thereafter	3,096,380	78,046	2.6%	25	33	101,597	—	—	—

Total / Wtd. Avg.	9,733,934	$265,488	8.8%	$32	$37	$307,836	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	5,230,762	—	—	—	—	—	—	—	—
Month to Month (3)	477,574	$82,460	2.7%	$173	$172	$82,325	—	—	—
2022	1,079,094	174,776	5.8%	162	161	173,551	—	—	—
2023	4,634,445	720,577	23.8%	155	156	721,984	—	—	—
2024	2,485,757	354,994	11.7%	143	147	364,254	—	—	—
2025	3,142,461	364,024	12.0%	116	121	379,495	—	—	—
2026	2,693,670	289,130	9.6%	107	115	309,311	—	—	—
2027	2,312,159	273,699	9.0%	118	129	298,155	—	—	—
2028	952,024	94,200	3.1%	99	109	104,183	—	—	—
2029	1,549,623	135,170	4.5%	87	102	158,732	—	—	—
2030	1,253,465	121,923	4.0%	97	107	134,626	—	—	—
2031	1,073,400	121,142	4.0%	113	129	138,172	—	—	—
Thereafter	5,285,236	293,926	9.7%	56	67	356,060	—	—	—

Total / Wtd. Avg.	32,169,669	$3,026,021	100.0%	$112	$120	$3,220,847	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2022, multiplied by 12.
(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Certain portfolio information regarding Medallion and Teraco are excluded from the portfolio statistics included in this Earnings Press Release and Supplemental Information package, as indicated in the footnotes, where applicable. Specifically, we have excluded the following: (i) related to Medallion, two new metropolitan areas, two data centers, square footage, occupancy percentage and lease terms and (ii) related to Teraco, three new metropolitan areas, seven data centers, square footage, occupancy percentage and lease terms. Medallion and Teraco’s financial results are included in our condensed consolidated financial information.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Third Quarter 2022

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	60	$341,724	10.1%	8.5
2	IBM	38	129,650	3.8%	2.7
3	Oracle Corporation	33	123,160	3.6%	3.3
4	Social Content Platform	17	122,439	3.6%	5.0
5	Global Cloud Provider	52	114,946	3.4%	2.8
6	Fortune 25 Investment Grade-Rated Company	28	102,965	3.0%	4.0
7	Equinix	20	87,055	2.6%	7.2
8	LinkedIn Corporation	7	73,235	2.2%	2.2
9	Facebook, Inc.	39	66,254	2.0%	4.5
10	Fortune 500 SaaS Provider	15	64,739	1.9%	3.5
11	Cyxtera	15	61,178	1.8%	9.6
12	Social Media Platform	8	61,125	1.8%	8.6
13	Fortune 25 Tech Company	44	59,504	1.8%	3.9
14	Rackspace	20	53,300	1.6%	9.9
15	Lumen Technologies, Inc.	128	51,909	1.5%	10.3
16	Comcast Corporation	37	43,488	1.3%	3.6
17	JPMorgan Chase & Co.	16	42,295	1.2%	2.0
18	Verizon	98	39,563	1.2%	3.7
19	AT&T	74	37,653	1.1%	2.6
20	Zayo	125	34,037	1.0%	1.8
	Total / Weighted Average		$1,710,219	50.5%	5.9

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements), and interconnection revenue under existing leases as of September 30, 2022, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates. Certain portfolio information regarding Medallion and Teraco are excluded from the portfolio statistics included in this Earnings Press Release and Supplemental Information package, as indicated in the footnotes, where applicable. Specifically, we have excluded the following: (i) related to Medallion, two new metropolitan areas, two data centers, square footage, occupancy percentage and lease terms and (ii) related to Teraco, three new metropolitan areas, seven data centers, square footage, occupancy percentage and lease terms. Medallion and Teraco’s financial results are included in our condensed consolidated financial information.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Third Quarter 2022

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	30-Sep-22	30-Jun-22	IT Load (6)	Count
North America

Northern Virginia	5,510,232	1,837,288	125,263	$557,623	91.1%	91.4%	478.9	25
Chicago	3,427,745	99,187	48,914	317,436	91.6%	91.2%	162.7	10
New York	2,214,499	68,806	72,927	215,289	79.9%	80.4%	55.8	13
Dallas	3,167,307	463,895	25,889	188,094	82.3%	79.2%	101.2	22
Silicon Valley	1,591,835	—	130,752	175,943	95.2%	94.7%	94.6	15
San Francisco	843,339	—	—	65,587	67.1%	66.4%	31.5	4
Phoenix	795,681	—	—	64,943	68.9%	67.1%	42.5	2
Portland	598,300	552,862	—	63,868	97.7%	97.3%	58.5	3
Atlanta	525,414	41,661	313,581	54,072	94.1%	94.2%	7.1	4
Seattle	398,649	—	—	40,173	79.8%	80.4%	19.5	1
Los Angeles	611,144	10,817	—	39,650	79.0%	78.4%	16.2	2
Toronto	342,696	384,660	—	28,758	83.4%	86.8%	29.8	2
Boston	437,121	—	50,649	19,804	46.9%	51.0%	19.0	3
Houston	392,816	—	13,969	19,289	70.1%	70.4%	13.0	6
Miami	226,314	—	—	8,195	83.9%	83.2%	1.3	2
Austin	85,688	—	—	7,162	58.6%	52.5%	4.3	1
Minneapolis/St. Paul	328,765	—	—	7,141	100.0%	100.0%	—	1
Charlotte	95,499	—	—	5,207	89.9%	89.8%	1.5	3
North America Total/Weighted Average	21,593,044	3,459,176	781,944	$1,878,234	85.5%	85.0%	1,137.4	119

EMEA

Frankfurt	1,981,666	1,695,779	—	$192,097	86.8%	85.8%	124.0	29
London	1,433,169	64,272	95,832	162,519	65.5%	67.9%	103.9	16
Amsterdam	1,224,037	46,258	92,321	136,098	78.2%	74.9%	116.8	13
Paris	761,400	778,034	—	74,268	81.2%	79.7%	60.3	12
Marseille	475,237	82,759	—	53,007	80.9%	79.6%	38.6	4
Dublin	475,100	78,029	—	47,922	79.7%	79.8%	32.5	9
Vienna	355,625	133,214	—	40,560	80.1%	79.9%	25.6	3
Zurich	284,775	313,509	—	38,980	80.4%	80.3%	17.0	3
Madrid	220,714	225,000	—	33,969	83.5%	79.4%	11.8	4
Brussels	161,614	174,835	—	21,819	76.9%	70.3%	6.7	3
Stockholm	192,835	115,578	—	19,397	70.1%	70.6%	14.2	6
Copenhagen	175,871	150,834	—	16,837	77.3%	74.9%	8.1	3
Dusseldorf	112,730	100,470	—	14,593	60.3%	61.5%	11.0	3
Athens	55,187	159,306	—	7,434	77.0%	76.6%	1.7	4
Zagreb	20,953	7,846	—	2,333	79.8%	52.5%	0.9	1
Nairobi	15,715	—	—	2,120	71.6%	62.8%	0.5	1
Mombasa	10,245	37,039	—	1,162	54.2%	53.2%	2.0	2
Maputo	—	6,846	—	—	—	—	0.7	1
EMEA Total/Weighted Average	7,956,873	4,169,608	188,153	$865,115	78.4%	77.4%	576.3	117

Asia Pacific

Singapore	882,847	—	—	$180,844	93.4%	94.3%	78.5	3
Sydney	361,875	—	87,660	31,248	91.4%	91.5%	22.1	4
Melbourne	146,570	—	—	14,272	62.2%	62.8%	9.6	2
Seoul	87,494	74,766	—	220	3.1%	3.1%	6.0	1
Hong Kong	99,129	185,622	—	136	0.3%	0.3%	7.5	1
Osaka	—	235,532	—	—	—	—	—	1
Asia Pacific Total/Weighted Average	1,577,915	495,920	87,660	$226,720	79.2%	79.7%	123.7	12

Non-Data Center Properties	263,668	—	—	$1,074	83.1%	83.1%	—	—

Consolidated Portfolio Total/Weighted Average	31,391,500	8,124,704	1,057,757	$2,971,143	83.4%	82.8%	1,837.4	248

Managed Unconsolidated Joint Ventures

Northern Virginia	1,482,337	—	—	$110,185	100.0%	93.8%	98.7	8
Silicon Valley	414,267	—	—	25,266	100.0%	100.0%	10.9	4
Hong Kong	186,300	—	—	20,510	87.4%	87.3%	11.0	1
Toronto	104,308	—	—	12,980	100.0%	100.0%	6.8	1
Los Angeles	196,517	—	—	5,207	100.0%	100.0%	—	2
Managed Unconsolidated Portfolio Total/Weighted Average	2,383,729	—	—	$174,148	99.0%	95.2%	127.4	16

Managed Portfolio Total/Weighted Average	33,775,229	8,124,704	1,057,757	$3,145,290	84.5%	83.7%	1,964.7	264

Digital Realty Share Total/Weighted Average (7)	32,169,669	8,124,704	1,057,757	$3,026,021	83.7%	82.5%	1,874.0	—

Non-Managed Unconsolidated Joint Ventures

Sao Paulo	1,076,525	327,206	1,066,712	$151,998	97.4%	97.3%	91.4	23
Tokyo	1,086,593	212,738	—	53,980	71.0%	69.6%	37.5	3
Osaka	312,308	213,313	—	49,286	95.3%	94.6%	30.9	3
Queretaro	108,178	—	376,202	15,115	100.0%	100.0%	8.0	2
Rio De Janeiro	99,223	—	—	11,975	100.0%	100.0%	8.0	2
Santiago	95,595	—	197,789	11,040	77.9%	68.7%	10.3	3
Fortaleza	94,205	—	—	10,045	100.0%	100.0%	6.2	1
Seattle	51,000	—	—	7,770	100.0%	100.0%	9.0	1
Bogota	—	—	197,304	—	-	-	—	2
Non-Managed Portfolio Total/Weighted Average	2,923,627	753,257	1,838,007	$311,209	87.0%	86.2%	201.2	40

Portfolio Total/Weighted Average	36,698,856	8,877,961	2,895,764	$3,456,499	84.7%	83.9%	2,165.9	304

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 26).
(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29).
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2022, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Note: Certain portfolio information regarding Medallion and Teraco are excluded from the portfolio statistics included in this Earnings Press Release and Supplemental Information package, as indicated in the footnotes, where applicable. Specifically, we have excluded the following: (i) related to Medallion, two new metropolitan areas, two data centers, square footage, occupancy percentage and lease terms and (ii) related to Teraco, three new metropolitan areas, seven data centers, square footage, occupancy percentage and lease terms. Medallion and Teraco’s financial results are included in our condensed consolidated financial information.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Third Quarter 2022

	Base Building Construction					Data Center Construction									Total Active Development

			A	B	A + B				A	B	A + B						A	B	A + B
													Average	Pre-tax
		Total	Current	Future	Total		Total		Current	Future	Total		Expected	Est.		Total	Current	Future	Total
	# of	Square	Investment	Funding	Expected	# of	Square		Investment	Funding	Expected	%	Completion	Stabilized	# of	Square	Investment	Funding	Expected
Metropolitan Area	Locations	Feet	(1)	Req. (2)	Investment (3)	Locations	Feet	kW	(1)	Req. (2)	Investment (3)	Leased	Period	Cash Yield (4)	Locations	Feet	(1)	Req. (2)	Investment (3)
Atlanta	—	—	—	—	—	1	41,661	2,000	$31,245	$4,394	$35,639	—	4Q22		1	41,661	$31,245	$4,394	$35,639
Chicago	—	—	—	—	—	2	99,187	10,000	53,271	82,818	136,088	—	3Q23		2	99,187	53,271	82,818	136,088
Dallas	2	163,725	$8,411	$137,764	$146,175	4	300,170	27,501	87,191	284,589	371,780	94.5%	2Q24		4	463,895	95,602	422,353	517,955
Los Angeles	—	—	—	—	—	1	10,817	1,200	3,412	34,023	37,435	—	1Q24		1	10,817	3,412	34,023	37,435
New York	—	—	—	—	—	2	68,806	6,000	8,609	91,492	100,101	40.0%	4Q23		2	68,806	8,609	91,492	100,101
Northern Virginia (5)	5	1,246,925	146,399	240,940	387,339	5	590,364	70,000	205,953	475,158	681,111	100.0%	2Q23		7	1,837,288	352,352	716,098	1,068,450
Portland	1	276,431	71,778	16,476	88,253	1	276,431	32,000	80,922	243,545	324,466	100.0%	2Q23		1	552,862	152,699	260,021	412,720
Toronto	1	139,876	18,314	40,795	59,108	1	244,784	14,000	37,973	98,873	136,846	100.0%	3Q23		1	384,660	56,286	139,668	195,954
North America	9	1,826,957	$244,901	$435,975	$680,876	17	1,632,219	162,701	$508,575	$1,314,892	$1,823,466	88.8%		8.6%	19	3,459,176	$753,476	$1,750,866	$2,504,342

Amsterdam	—	—	—	—	—	1	46,258	4,000	$31,974	$2,959	$34,933	100.0%	4Q22		1	46,258	$31,974	$2,959	$34,933
Athens	—	—	—	—	—	2	159,306	13,600	36,300	101,766	138,066	29.4%	4Q23		2	159,306	36,300	101,766	138,066
Brussels	—	—	—	—	—	2	174,835	15,050	68,693	115,183	183,876	26.6%	2Q23		2	174,835	68,693	115,183	183,876
Copenhagen	1	100,556	$34,511	$16,140	$50,651	1	50,278	4,800	53,318	35,206	88,524	—	1Q23		1	150,834	87,829	51,346	139,175
Dublin	—	—	—	—	—	1	78,029	6,840	9,057	76,848	85,905	29.2%	3Q23		1	78,029	9,057	76,848	85,905
Dusseldorf	1	68,350	12,889	570	13,459	1	32,120	3,133	37,507	14,341	51,848	26.5%	4Q22		1	100,470	50,396	14,911	65,307
Frankfurt	5	1,053,645	145,306	181,101	326,407	4	642,134	61,560	251,176	582,012	833,188	74.4%	4Q23		8	1,695,779	396,482	763,113	1,159,595
London	—	—	—	—	—	1	64,272	3,066	23,304	12,613	35,917	—	1Q23		1	64,272	23,304	12,613	35,917
Madrid	1	75,000	17,585	16,435	34,021	1	150,000	10,000	65,369	57,089	122,459	15.0%	3Q23		1	225,000	82,955	73,525	156,479
Maputo	—	—	—	—	—	1	6,846	370	6,909	2,232	9,142	—	4Q22		1	6,846	6,909	2,232	9,142
Marseille	—	—	—	—	—	1	82,759	6,800	59,899	23,587	83,487	—	1Q23		1	82,759	59,899	23,587	83,487
Mombasa	1	18,520	1,259	228	1,488	1	18,520	855	5,427	2,674	8,101	—	4Q22		1	37,039	6,686	2,902	9,589
Paris	1	87,338	5,030	30,386	35,416	4	690,696	64,400	261,561	515,635	777,196	28.3%	4Q23		4	778,034	266,591	546,021	812,612
Stockholm	1	74,990	34,797	2,563	37,360	1	40,588	2,625	15,795	1,520	17,315	—	4Q22		1	115,578	50,592	4,083	54,675
Vienna	1	66,607	12,049	46,213	58,262	1	66,607	5,000	12,242	84,368	96,610	—	3Q24		1	133,214	24,291	130,581	154,873
Zagreb	—	—	—	—	—	1	7,846	700	561	6,105	6,665	—	2Q23		1	7,846	561	6,105	6,665
Zurich	—	—	—	—	—	1	313,509	24,000	242,771	122,211	364,981	79.3%	4Q23		1	313,509	242,771	122,211	364,981
EMEA	12	1,545,007	$263,427	$293,637	$557,064	25	2,624,601	226,799	$1,181,864	$1,756,349	$2,938,213	43.8%		9.7%	29	4,169,608	$1,445,291	$2,049,987	$3,495,278

Hong Kong	1	185,622	$31,125	$846	$31,971	—	—	—	—	—	—		—		1	185,622	$31,125	$846	$31,971
Osaka	1	168,237	37,272	11,747	49,019	1	67,295	6,000	$38,706	$38,206	$76,912	—	2Q23		1	235,532	75,978	49,953	125,931
Seoul	—	—	—	—	—	1	74,766	6,000	51,437	2,696	54,133	5.8%	4Q22		1	74,766	51,437	2,696	54,133
Asia Pacific	2	353,859	$68,398	$12,593	$80,990	2	142,061	12,000	$90,142	$40,902	$131,045	2.9%		10.5%	3	495,920	$158,540	$53,495	$212,035

Total	23	3,725,823	$576,726	$742,205	$1,318,931	44	4,398,881	401,500	$1,780,581	$3,112,143	$4,892,724	60.8%		9.3%	51	8,124,704	$2,357,307	$3,854,348	$6,211,655

(1)	Represents costs incurred through September 30, 2022.
(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
(3)	For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.
(4)	Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.
(5)	Northern Virginia includes 263,202 square feet of pre-leased Base Building.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement. Excludes Teraco portfolio projects in progress as of September 30, 2022.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2022

						Total Cost/
	Net Rentable		Current	Future	Total	Net Rentable
Construction Projects in Progress	Square Feet (5)	Acreage	Investment (6)	Investment (7)	Investment	Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	12.6	$34,713	—	$34,713
Development Construction in Progress
Land - Current Development (1)	N/A	742.5	$1,062,251	—	$1,062,251
Space Held for Development (1)	1,057,758	N/A	188,837	—	188,837	$179
Base Building Construction (2)	3,725,823	N/A	576,726	$742,205	1,318,931	354
Data Center Construction	4,398,881	N/A	1,780,581	3,112,143	4,892,724	1,112
Equipment Pool & Other Inventory (3)	N/A	N/A	26,849	—	26,849
Campus, Tenant Improvements & Other (4)	N/A	N/A	100,018	182,602	282,620
Total Development Construction in Progress	9,182,462	742.5	$3,735,262	$4,036,950	$7,772,212

Enhancement & Other			$13,172	$15,126	$28,298
Recurring			18,023	40,143	58,166
Total Construction in Progress		755.1	$3,801,170	$4,092,219	$7,893,389

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.
(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.
(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.
(4)	Represents improvements in progress as of September 30, 2022 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.
(5)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.
(6)	Represents costs incurred through September 30, 2022. Excludes costs incurred by unconsolidated joint ventures. Also excludes Teraco portfolio development projects ongoing as of September 30, 2022 of $486.9 million as reported in construction in progress on our consolidated balance sheet.
(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Third Quarter 2022

	Three Months Ended					Nine Months Ended
	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21	30-Sep-22	30-Sep-21

Non-Recurring Capital Expenditures (1)

Development	$583,198	$466,304	$430,947	$648,615	$581,853	$1,480,449	$1,527,588

Enhancements and Other Non-Recurring	1,571	3,310	5,387	2,241	411	10,268	571

Total Non-Recurring Capital Expenditures	$584,769	$469,614	$436,334	$650,856	$582,264	$1,490,717	$1,528,159

Recurring Capital Expenditures (2)	$66,200	$43,497	$46,770	$87,550	$50,800	$156,467	$129,553

Total Direct Capital Expenditures	$650,969	$513,111	$483,104	$738,406	$633,064	$1,647,184	$1,657,712

Indirect Capital Expenditures

Capitalized Interest	$17,304	$14,131	$14,751	$15,328	$15,142	$46,186	$38,134

Capitalized Overhead	21,583	21,051	20,879	18,963	18,423	63,513	52,229

Total Indirect Capital Expenditures	$38,887	$35,182	$35,630	$34,291	$33,565	$109,699	$90,363

Total Improvements to and Advances for Investment in Real Estate	$689,856	$548,293	$518,734	$772,697	$666,629	$1,756,883	$1,748,075

Consolidated Portfolio Net Rentable Square Feet (3)	32,169,669	32,396,011	31,551,302	31,457,664	31,620,833	32,169,669	31,620,833

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle – Held for Development	Financial Supplement
Dollars in Thousands	Third Quarter 2022

	Land Inventory (1)				Space Held for Development

			Land -	Land -		Total
	# of		Held for	Current	# of	Square	Current
Metropolitan Area	Locations	Acres	Development	Development	Locations	Feet	Investment (2)
Atlanta	—	—	—	—	1	313,581	$25,641
Boston	—	—	—	—	1	50,649	23,623
Chicago	1	1.4	—	$26,727	4	48,914	2,012
Dallas	1	47.5	—	19,664	2	25,889	3,133
Houston	—	—	—	—	1	13,969	2,726
New York	1	21.5	—	42,948	4	72,928	17,050
Northern Virginia	5	541.5	—	489,479	5	125,263	2,128
Silicon Valley	1	13.0	—	73,228	1	130,752	14,499
North America	9	624.9	—	$652,046	19	781,945	$90,811

Amsterdam	1	4.4	—	$32,624	2	92,321	$30,975
Barcelona	1	2.4	—	12,231	—	—	—
Crete	1	1.2	—	1,764	—	—	—
Dublin	2	5.0	—	14,650	—	—	—
Frankfurt	2	26.6	—	163,261	—	—	—
London	1	6.7	14,348	—	3	95,832	26,265
Madrid	1	1.8	16,508	—	—	—	—
Paris	3	52.0	—	31,268	—	—	—
Zurich	1	2.6	—	24,371	—	—	—
EMEA	13	102.8	$30,856	$280,170	5	188,153	$57,241

Melbourne	1	4.1	$3,858	—	—	—	—
Seoul	1	4.9	—	$64,653	—	—	—
Sydney	1	18.5	—	65,382	1	87,660	$40,785
Asia Pacific	3	27.5	3,858	$130,035	1	87,660	$40,785

Consolidated Portfolio	25	755.1	$34,713	$1,062,251	25	1,057,758	$188,837

(1)	Represents locations acquired to support ground-up development.
(2)	Represents costs incurred through September 30, 2022. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

Note: Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement. Excludes Teraco portfolio land parcels held for development as of September 30, 2022.

Acquisitions / Dipositions/ Joint Ventures	Financial Supplement
Dollars in Thousands	Third Quarter 2022

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Teraco (5)	Company Acquisition	South Africa	8/1/2022	$1,725,000	—	—	—	—	—
Les Ulis (6)	Land	Paris, France	7/13/2022	10,400	—	—	—	—	—
Stockholm Vanda 1 (7)	Building & Land	Stockholm, Sweden	7/13/2022	39,300	—	—	—	—	—
Heraklion Land (6)	Land	Crete, Greece	9/30/2022	1,800	—	—	—	—	—
Total	—	—	—	$1,776,500	—	—	—	—	—

Closed Dispositions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Non-core disposition	Building	Dallas, TX	8/15/2022	$206,500	5.2%	—	—	—	—
Total	—	—	—	$206,500	5.2%	—	—	—	—

Closed Joint Venture Contributions:

Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
—	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—

(1)	Represents the purchase price or sale price, as applicable, before contractual adjustments, transaction expenses, and taxes.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, customer bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to customers.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under development and space held for development.
(5)	Represents Teraco’s total asset value. Digital Realty paid $1,725 million for a ~55% stake in Teraco.
(6)	Assumes EUR to USD exchange rate of 0.980x as of September 30, 2022.
(7)	Assumes SEK to USD exchange rate of 0.090x as of September 30, 2022.

Unconsolidated Joint Ventures	Financial Supplement
Dollars in Thousands	Third Quarter 2022

Summary Balance Sheet -	As of September 30, 2022
at the JV's 100% Share	Ascenty	Mitsubishi	Digital Core REIT	Lumen (1)	Mapletree	Other (2)	Total

Undepreciated book value of operating real estate	$1,252,428	$1,043,341	$1,277,007	$183,746	$782,953	$494,062	$5,033,537
Accumulated depreciation & amortization	(254,095)	(87,120)	(29,333)	(57,760)	(121,989)	(23,467)	(573,765)
Net Book Value of Operating Real Estate	$998,333	$956,221	$1,247,674	$125,985	$660,964	$470,594	$4,459,772
Cash	65,066	$164,258	$25,067	$15,229	33,099	12,006	314,725
Other assets	1,203,583	140,772	180,086	9,542	187,655	102,986	1,824,624
Total Assets	$2,266,981	$1,261,251	$1,452,826	$150,757	$881,719	$585,586	$6,599,121

Debt	915,865	298,469	347,473	—	—	124,400	1,686,207
Other liabilities	144,680	143,072	46,766	11,349	27,521	115,666	489,055
Equity / (deficit)	1,206,436	819,710	1,058,587	139,407	854,197	345,520	4,423,858
Total Liabilities and Equity	$2,266,981	$1,261,251	$1,452,826	$150,757	$881,719	$585,586	$6,599,121

Digital Realty's ownership percentage	49% (3)	50%	41% (4)	50%	20%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$467,091	$149,234	$143,510	—	—	$34,252	$794,087

Summary Statement of Operations -	Three Months Ended September 30, 2022
at the JV's 100% Share	Ascenty	Mitsubishi	Digital Core REIT	Lumen (1)	Mapletree	Other (2)	Total

Total revenues	$63,575	$43,816	$27,439	$6,509	$33,487	$10,035	$184,862
Operating expenses	(23,615)	(24,174)	(9,995)	(2,753)	(17,183)	(3,521)	(81,241)
Net Operating Income (NOI)	$39,960	$19,642	$17,444	$3,756	$16,304	$6,515	$103,620

Straight-line rent	—	(2,240)	(1,168)	163	(394)	(139)	(3,778)
Above and below market rent	—	—	(919)	—	178	—	(741)
Cash Net Operating Income (NOI)	$39,960	$17,402	$15,356	$3,920	$16,088	$6,376	$99,101

Interest expense	($11,763)	($664)	($2,882)	($0)	($1)	($4,026)	($19,336)
Depreciation & amortization	(27,446)	(10,330)	(16,478)	(2,273)	(17,407)	(1,327)	(75,262)
Other income / (expense)	934	(2,113)	(6,253)	(299)	(1,255)	(1,139)	(10,125)
FX remeasurement on USD debt	(25,834)	—	—	—	—	—	(25,834)
Total Non-Operating Expenses	($64,110)	($13,107)	($25,613)	($2,572)	($18,663)	($6,492)	($130,557)

Net Income / (Loss)	($24,150)	$6,535	($8,169)	$1,184	($2,360)	$23	($26,937)

Digital Realty's ownership percentage	49% (3)	50%	41% (4)	50%	20%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$20,379	$9,821	$7,205	$1,878	$3,261	$1,754	$44,298

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$20,379	$8,701	$6,342	$1,960	$3,218	$838	$41,438

Digital Realty's Earnings (loss) income from unconsolidated joint ventures	($12,272)	$3,267	($2,608)	$592	($472)	($762)	($12,254)

Digital Realty's Pro Rata Share of core FFO (5)	$14,901	$8,432	$4,198	$1,729	$3,009	($522)	$31,748

Digital Realty's Fee Income from Joint Ventures	—	$47	$2,308	$163	$771	$118	$3,406

(1)	Formerly known as 33 Chun Choi Street.
(2)	Includes Medallion, Clise, Colovore, Menlo, Starwood, Walsh, and BAM Digital Realty joint ventures.
(3)	Equity in income pick-up comprised of 49% owned by Digital Realty and 2% owned by management, with a corresponding offset for the 2% in minority interest.
(4)	As of September 30, 2022, Digital Realty owns approximately 35% of Digital Core REIT and separately owns a 10% retained interest in the underlying operating properties.
(5)	For a definition of Core FFO, see page 33.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Third Quarter 2022

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21

Net Income Available to Common Stockholders	$226,894	$53,245	$63,101	$1,057,630	$124,094
Interest	76,502	69,023	66,725	71,762	71,417
Loss from early extinguishment of debt	—	—	51,135	325	—
Income tax expense (benefit)	19,576	16,406	13,244	3,961	13,709
Depreciation & amortization	388,704	376,967	382,132	378,883	369,035
EBITDA	$711,676	$515,642	$576,337	$1,512,561	$578,255
Unconsolidated JV real estate related depreciation & amortization	30,831	29,023	29,319	24,146	21,293
Unconsolidated JV interest expense and tax expense	11,948	6,708	21,111	15,222	11,008
Severance, equity acceleration, and legal expenses	1,655	3,786	2,077	1,003	1,377
Transaction and integration expenses	25,862	13,586	11,968	12,427	13,804
(Gain) / loss on sale of investments	(173,990)	—	(2,770)	(1,047,011)	635
Impairment of investments in real estate	—	—	—	18,291	—
Other non-core adjustments, net	(94)	31,633	(48,858)	14,307	(28,745)
Non-controlling interests	1,716	436	3,629	22,587	2,266
Preferred stock dividends, including undeclared dividends	10,181	10,181	10,181	10,181	10,181
(Gain on) / Issuance costs associated with redeemed preferred stock	—	—	—	—	—
Adjusted EBITDA	$619,786	$610,994	$602,994	$583,713	$610,074

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	30-Sep-21

Total GAAP interest expense	$76,502	$69,023	$66,725	$71,762	$71,417
Capitalized interest	17,304	14,131	14,751	15,328	15,142
Change in accrued interest and other non-cash amounts	31,860	(43,952)	52,324	(37,974)	17,820
Cash Interest Expense (2)	$125,666	$39,202	$133,800	$49,116	$104,379

Preferred dividends	10,181	10,181	10,181	10,181	10,181
Total Fixed Charges (3)	$103,987	$93,335	$91,657	$97,271	$96,740

Coverage
Interest coverage ratio (4)	6.1x	6.6x	6.1x	6.0x	6.5x
Cash interest coverage ratio (5)	4.6x	12.6x	4.0x	9.8x	5.4x
Fixed charge coverage ratio (6)	5.5x	6.0x	5.5x	5.4x	5.8x
Cash fixed charge coverage ratio (7)	4.3x	10.4x	3.7x	8.3x	5.0x

Leverage
Debt to total enterprise value (8) (9)	34.5%	27.1%	25.5%	20.5%	24.8%
Debt plus preferred stock to total enterprise value (10)	36.2%	28.5%	26.8%	21.7%	26.1%
Pre-tax income to interest expense (11)	4.1x	1.9x	2.2x	16.2x	2.9x
Net Debt to Adjusted EBITDA (12)	6.7x	6.2x	6.3x	6.1x	6.0x

(2)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.
(3)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred dividends.
(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(5)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(7)	Adjusted EBITDA divided by the sum of cash interest expense, and preferred dividends (including our pro rata share of unconsolidated joint venture cash fixed charges).
(8)	Mortgage debt and other loans divided by market value of common equity plus debt plus preferred stock.
(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(10)	Same as (8), except numerator includes preferred stock.
(11)	Calculated as net income plus interest expense divided by GAAP interest expense.
(12)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated of joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2022

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may calculate Core FFO differently than we do and accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2022

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of unconsolidated JV debt, less unrestricted cash and cash equivalents (including our share of unconsolidated JV cash) divided by the product of Adjusted EBITDA (inclusive of our share of unconsolidated JV EBITDA) multiplied by four.

Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended September 30, 2022, GAAP interest expense was $77 million, capitalized interest was $17 million and scheduled debt principal payments and preferred dividends was $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Nine Months Ended
(in thousands)	30-Sep-22	30-Jun-22	30-Sep-21	30-Sep-22	30-Sep-21

Operating income	$157,381	$170,371	$184,365	$468,988	$562,512

Fee income	(6,169)	(5,072)	(3,255)	(16,998)	(9,309)
Other income	(1,749)	(2,713)	(18,977)	(4,477)	(19,201)
Depreciation and amortization	388,704	376,967	369,035	1,147,803	1,107,749
General and administrative	95,792	101,991	97,082	294,217	289,606
Severance, equity acceleration, and legal expenses	1,655	3,786	1,377	7,519	6,340
Transaction expenses	25,862	13,586	13,804	51,416	34,999
Other expenses	1,096	70	510	8,823	2,551

Net Operating Income	$662,572	$658,986	$643,942	$1,957,291	$1,975,247

Cash Net Operating Income (Cash NOI)

Net Operating Income	$662,572	$658,986	$643,942	$1,957,291	$1,975,247

Straight-line rental revenue	(17,505)	(14,134)	(12,029)	(38,168)	(47,762)
Straight-line rental expense	2,499	(2,609)	7,779	3,536	21,598
Above- and below-market rent amortization	(465)	196	1,165	65	5,159

Cash Net Operating Income	$647,101	$642,439	$640,857	$1,922,725	$1,954,241

Constant Currency CFFO Reconciliation	Three Months Ended			Nine Months Ended
(in thousands)	30-Sep-22	30-Jun-22	30-Sep-21	30-Sep-22	30-Sep-21

Core FFO (1)	$487,931		$479,209	$1,471,806	$1,407,067
Core FFO impact of holding '21 Exchange Rates Constant (2)	25,975		—	55,899	—
Constant Currency Core FFO	$513,906		$479,209	$1,527,705	$1,407,067
Weighted-average shares and units outstanding - diluted	292,830		290,228	291,461	289,531
Constant Currency CFFO Per Share	$1.75		$1.65	$5.24	$4.86

1)	As reconciled to net income on page 14.
2)	Adjustment calculated by holding currency translation rates for 2022 constant with average currency translation rates that were applicable to the same periods in 2021.

Forward-Looking Statements	Financial Supplement
Third Quarter 2022

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, our expected physical settlement of the forward sale agreements and use of proceeds from any such settlement, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, Core FFO and net income, 2022 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2022 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	increased competition or available supply of data center space;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	our ability to attract and retain customers;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	our inability to retain data center space that we lease or sublease from third parties;
●	global supply chain or procurement disruptions, or increased supply chain costs;
●	information security and data privacy breaches;
●	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	impact on our operations and on the operations of our customers, suppliers and business partners during a pandemic, such as COVID-19;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2021 and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, and PlatformDIGITAL, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.